                      SECOND AMENDMENT TO LICENSE AGREEMENT

      This Second Amendment ("Amendment"), effective as of March __, 1999, is made to a certain License Agreement by and between:

      MICRODROP GMBH, Muehlenweg 143, D-22844 Norderstedt, Germany (hereinafter referred to as "Microdrop")

                                       and

      PACKARD INSTRUMENT COMPANY, INC., a State of Delaware corporation having its principal office at 800 Research Parkway, Meriden, Connecticut 06450, USA (hereinafter referred to as "Packard").

                             W I T N E S S E T H:

      WHEREAS, Microdrop and Packard entered into a License Agreement as of May 26, 1996, which was amended by the First Amendment to the Agreement effective as of October 23, 1997 (collectively, the "Agreement");

      WHEREAS, Microdrop and Packard desire to amend the terms of the Agreement as set forth in this Amendment;

      NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, the parties hereto agree as follows:

1. Article 5.5(d) is deleted in its entirety and the following is substituted therefor:

            (d) [* * *] upon the sale by Packard of the 100th Licensed Packard Product.

2. Article 5.5(e) is deleted in its entirety and the following is substituted therefor:

            (e) [* * *] upon the sale by Packard of the 250th Licensed Packard Product.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3. The following new Article 5.7 and Article 5.8 are hereby added to the Agreement immediately following Article 5.6:

            5.7 Microdrop shall use commercially reasonable efforts to achieve, in accordance with the schedule set forth in Appendix 1 to this Agreement, the objectives of the research and development program as described in Appendix 1 to this Agreement (the "Development Program"). Packard shall compensate Microdrop for the Development Program in the amounts set forth below, and in accordance with the completion of the following milestones:

                  a. [* * *] upon execution and delivery of the Second Amendment to the Agreement.

                  b. [* * *] upon delivery of the Phase 1 Deliverables (as defined in Appendix 1) in form and substance reasonably acceptable to Packard.

                  c. [* * *] upon delivery of the Phase 2 Deliverables (as defined in Appendix 1) in form and substance reasonably acceptable to Packard.

                  d. [* * *] upon delivery of the Phase 3 Deliverables (as defined in Appendix 1) in form and substance reasonably acceptable to Packard.

                  The Development Program will be carried out primarily at
            Microdrop's facility. Microdrop grants to Packard permission at any time to send, at Packard's expense and after prior verbal agreement from Microdrop on the dates, a reasonable number of engineers for a reasonable time, to Microdrop's facility to observe and participate in the Development Program. Microdrop agrees to make the necessary resources available to accomplish the transfer to Packard of Microdrop Technology and Technical Information derived from or relating to the Development Program. At Packard's request and expense, Microdrop agrees to send a reasonable number of engineers for a reasonable time to Packard's production facility in Downers Grove, Illinois, U.S.A. or elsewhere to facilitate such transfer of Microdrop Technology and Technical Information. No milestone described above shall be deemed completed until Microdrop has transferred to


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

            Packard all relevant Microdrop Technology and Technical Information relating to the deliverables for a specified milestone, in a form and substance reasonably satisfactory to Packard.

            5.8 In addition to the payment of running royalties as set forth in
            Article 5.1(c), Packard shall pay to Microdrop [* * *] of Net
            Sales by Packard of Licensed Packard Products for all sales of Licensed Packard Products realized on or prior to [* * *]. For purposes of determining the minimum royalty payments described in
            Article 5.4, payments made by Packard pursuant to this Article 5.8 shall not be included as part of the calculation of "aggregate royalties accrued under Article 5.1."

4. The following new Article 3.6 is hereby added to the Agreement immediately following Article 3.5:

      3.6 Notwithstanding anything to the contrary in this Agreement, until November 30, 1999 (the "Microdrop Sales Termination Date"), Microdrop reserves the right to sell Microdrop Products equipped with dispensing heads containing up to four piezo tips for use within the Field of Use directly to customers that are end users of the Microdrop Products; provided that Microdrop shall, at least twenty (20) days prior to making any such sale, notify Packard in writing of the intended sale and seek Packard's prior written consent, which consent shall not be withheld unreasonably. After the Microdrop Sales Termination Date, Microdrop shall refer to Packard all potential sales of Microdrop Products, and all inquiries from customers or potential customers for Microdrop Products, worldwide within the Field of Use as provided in Article 3.5 above; provided, however, Microdrop shall be permitted to (i) fulfill all orders from customers accepted by Microdrop on or prior to the Microdrop Sales Termination Date in accordance with this Article 3.6 and (ii) deliver to any end user of a Microdrop Product sold in accordance with this Article
      3.6 such spare parts as are reasonably necessary to the continued operation by such end user of the Microdrop Product, so long as such Microdrop Product continues to be equipped only with dispensing heads containing four or fewer piezo tips.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

      If Packard fails to realize the sale of its [* * *] Licensed Packard Product on or prior to November 30, 1999, the Microdrop Sales Termination Date shall be extended until November 30, 2000. If Packard fails to realize the sale of its [* * *] Licensed Packard Product on or prior to November 30, 2000, the Microdrop Sales Termination Date shall be extended until such time as Packard realizes the sale of its [* * *] Licensed Packard Product, and Microdrop shall no longer be required to provide notice of any sale or request the prior consent of Packard to consummate any sale until the occurrence of the Microdrop Sales Termination Date.

      IN WITNESS WHEREOF, the undersigned parties, acting through their duly authorized representatives, have executed this Amendment in multiple counterparts.

MICRODROP, GmbH

By: /s/ Wilhelm Mayer
   -------------------------------
Name: Wilhelm Mayer
     -----------------------------
Title: Managing Director
      ----------------------------
Date: 10/5/99
     -----------------------------

PACKARD INSTRUMENT COMPANY, INC.

By: /s/ Richard T. McKernan
   -------------------------------
Name: Richard T. McKernan
     -----------------------------
Title: President
      ----------------------------

Date: 4/14/1999
     -----------------------------


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.